SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Healthcare Group, Inc.

April 20, 2009

Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2009 Annual Meeting of Stockholders of Sun Healthcare Group, Inc.  The meeting will be held on Wednesday, June 10, 2009 at The Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 at 9:00 a.m., local time.

     The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting.  This year, you may submit your proxy or voting instructions over the Internet or, if you requested and received a paper copy of the proxy materials, you may submit your proxy by telephone or by completing, signing, dating and returning the proxy or voting instruction card enclosed with the proxy materials you received.  We urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

Richard K. Matros
Chairman of the Board
and Chief Executive Officer

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2009
________________________________

To the Stockholders of Sun Healthcare Group, Inc.:

     The 2009 Annual Meeting of Stockholders of Sun Healthcare Group, Inc., a Delaware corporation, will be held on Wednesday, June 10, 2009 at The Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement:

1.	To elect the eight (8) persons named in the attached proxy statement to the Board of Directors;

2.	To approve the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 13, 2009 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof.  All stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to attend the Annual Meeting, you are urged to promptly submit your proxy or voting instructions.  If you attend the Annual Meeting and wish to vote your own shares in person, you may withdraw your proxy at that time.

For the Board of Directors,

Michael T. Berg
Secretary

April 20, 2009

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
______________

PROXY STATEMENT
______________

Introduction

     This Proxy Statement is furnished by the Board of Directors of Sun Healthcare Group, Inc., a Delaware corporation, in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 10, 2009 at The Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. Throughout this Proxy Statement, we sometimes refer to Sun Healthcare, Inc. as “Sun,” the “Company,” “we” or “us.”  The proxy materials for the Annual Meeting are first being mailed or made available to Sun’s stockholders on or about April 30, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2009:  This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2008 (the “2008 Annual Report”) are available at www.sunh.com/proxy.

     This year, we are using the new Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet.  As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of this Proxy Statement and our 2008 Annual Report.  The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares.  The Notice of Internet Availability also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a proxy card or voting instruction card.  We will mail to all stockholders to whom we do not send a Notice of Internet Availability a paper copy of the proxy materials.  We believe this new process will expedite stockholders’ receipt of proxy materials, lower the cost of our Annual Meeting and conserve natural resources.

Proxy Procedures

     If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and the proxy materials are being sent to you by Sun.  As the stockholder of record, you have the right to submit a proxy to authorize the voting of your shares at the Annual Meeting or attend and vote at the meeting in person.  Your proxy can be submitted over the Internet by following the instructions provided in the Notice of Internet Availability or on the separate proxy card if you received a paper copy of the proxy materials.  In addition, if you received a paper copy of the proxy materials, you may also submit your proxy by telephone by following the instructions provided on the separate proxy card enclosed with the proxy materials or by completing, signing, dating and returning the separate proxy card in the postage pre-paid envelope.  The persons named to serve as proxy holders were selected by our Board of Directors.  If a proxy is properly submitted before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the Annual Meeting, including any postponements or adjournments thereof.  If a proxy specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications.  If a proxy is properly submitted and no such specification is made, such shares will be voted as recommended in this Proxy Statement by the Board of Directors.  As to any other business that may properly come before the meeting, the proxy holders will vote the shares in accordance with their best judgment.  Sun does not presently know of any other business to come before the meeting.

     Submission of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Sun an instrument revoking it, properly submitting another proxy on a later date prior to the Annual Meeting, or by attending the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

     If your shares of Sun’s common stock are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and your broker, bank or other nominee is forwarding these proxy materials to you together with voting instructions.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and are also entitled to attend the meeting; however, you may not vote your shares in person at the meeting unless you obtain from the broker, bank or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the meeting.  As a beneficial owner, you may submit your voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or on the separate voting instruction card you received from your broker, bank or nominee.  If you received a paper copy of the proxy materials, you may also be able to submit your voting instructions by telephone or by mail.  Please refer to the voting instructions provided by your broker, bank or nominee.  If you have already submitted voting instructions and wish to change your vote, you may do so by submitting new voting instructions to your broker, bank or nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the meeting, by attending the meeting and voting in person.

     Sun will pay the cost of solicitation of proxies.  In addition, Sun may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial holders of stock held of record by such persons.  Although it is contemplated that proxies will be solicited primarily through the mail, Sun may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, facsimile and other means.

Outstanding Shares and Voting Rights

     At the close of business on April 13, 2009, there were outstanding 43,592,519 shares of Sun’s common stock, par value $.01 per share.  Only the holders of common stock on April 13, 2009, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote on each matter to be voted upon.  The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes” (defined below) will be counted as present for quorum purposes.

     The person appointed by Sun to act as election inspector for the Annual Meeting will count votes cast by proxy or in person at the Annual Meeting.  The election inspector will treat shares represented by proxies that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker submits a proxy on some matters but not on others because the beneficial owner of the shares did not provide voting instructions on the other matter and the broker does not have discretionary power to vote on that matter.

     Once a quorum has been established, directors are elected by a majority of the votes cast with respect to such director, unless the number of nominees exceeds the number of directors to be elected (in which case directors shall be elected by a plurality of the votes cast). A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by Sun’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.  For the election of directors, shares voting “abstain” with respect to a director do not constitute votes “for” or “against” the director and thus will be disregarded for purposes of calculating whether the director has been elected.  Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist in connection with Proposal 1.

     In order to approve Proposals 2 and 3 to approve Sun’s 2009 Performance Incentive Plan and to ratify the appointment of Sun’s independent registered public accounting firm, respectively, holders of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal must vote in favor of the proposal.  Abstentions with respect to Proposals 2 and 3 will be treated as represented and entitled to vote on the proposal and will have the effect of votes “against” that proposal.  In addition, if your shares are held in “street name” in a brokerage account, then your broker will not have discretionary authority to vote on your behalf with respect to Proposal 2 to approve Sun’s 2009 Performance Incentive Plan.  As a result, if you do not submit voting instructions to your broker with respect to that proposal, your shares will not be considered entitled to vote for purposes of determining whether Proposal 2 has been approved by stockholders and will not be counted in determining the outcome of Proposal 2.  Proposal 3 to ratify the appointment of Sun’s independent registered public accounting firm is considered routine and may be voted upon by your broker if you do not submit voting instructions.

PROPOSAL ONE

ELECTION OF DIRECTORS
Board of Directors

     The Board of Directors currently is comprised of eight members.  Upon recommendation by the Nominating and Governance Committee, the Board of Directors has nominated for election at the 2009 Annual Meeting Gregory S. Anderson, Tony M. Astorga, Christian K. Bement, Michael J. Foster, Barbara B. Kennelly, Steven M. Looney, Richard K. Matros, and Milton J. Walters, all of whom are currently serving on the Board as Directors.  Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected.  There are no family relationships among any directors, executive officers or nominees.  Each of the directors who are elected will serve until the 2010 Annual Meeting or until his or her successor, if any, is elected.

     The Board of Directors knows of no reason why any nominee may be unable to serve as a director.  If any nominee is unable to serve at the time the election occurs, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors.  If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, any vacancy so arising may be filled by the Board.  A director appointed by the Board to fill a vacancy shall serve for the remainder of the full term of the director as to whom the vacancy occurred or for the term as to which the new directorship was created.

     The Board of Directors has determined that none of the current non-employee directors has a relationship which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as director. Accordingly, the Board of Directors has determined that each of Messrs. Anderson, Astorga, Bement, Foster, Looney and Walters and Mrs. Kennelly is “independent” under the applicable Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”).  The following sets forth certain biographical information for each of our directors. The ages of the directors are as of the date of the Annual Meeting.

Gregory S. Anderson, age 52, has served as a member of our Board of Directors since 2001.  Mr. Anderson has served as Chief Executive Officer of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities in Arizona. He served as President and Chief Executive Officer of Bank of Arizona, NA from 2004 until 2007. He served as President and Chief Executive Officer of Quality Care Solutions, Inc., a publicly held provider of software and services for the healthcare industry, from 1998 to 2002. Prior to 1998 Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson currently serves on the board of directors of Hawaiian Holdings, Inc., a publicly held owner of Hawaiian Airlines.

Tony M. Astorga, age 63, has served as a member of our Board of Directors since 2004. He has served as the Senior Vice President and Chief Financial Officer of Blue Cross and Blue Shield of Arizona, a health insurance company, since 1988. From 1976 to 1987 he was a partner in the firm of Astorga, Maurseth & Co., P.C., a certified public accounting firm. Mr. Astorga previously served on the board of directors of Regency Health Services, Inc., which at the time he served as a director was a publicly held long-term care operator.

Christian K. Bement, age 66, has served as a member of our Board of Directors since 2004. He has served as the President and Chief Executive Officer of Earl Scheib, Inc., a publicly held chain of auto paint shops, since 1999. From 1995 to 1998, he served as Executive Vice President and Chief Operating Officer of Earl Scheib, Inc. He previously served on the board of directors and as an officer of Thrifty Corporation, an operator of drug stores and sporting goods stores, as Executive Vice President from 1990 to 1994 and as Senior Vice President of Industrial Relations from 1985 to 1990. Mr. Bement has served on the board of directors of Earl Scheib, Inc. since 1997.  He was one of the founders and served on the board of directors of 1st Century Bancshares, Inc. located in Century City, California from 2004 to 2008.

Michael J. Foster, age 56, has served as a member of our Board of Directors since 2005. Mr. Foster is a managing director of RFE Management Corp. of New Canaan, Connecticut, where he has been employed since 1989. RFE Management Corp. is the investment manager for RFE Investment Partners V, L.P., RFE VI SBIC, L.P., and RFE Investment Partners VII L.P. (collectively referred to as “RFE”) and other private equity investment funds. Mr. Foster is a director of several privately held portfolio companies of RFE.

Barbara B. Kennelly, age 72, has served as a member of our Board of Directors since 2005. She has served as President and Chief Executive Officer of the National Committee to Preserve Social Security and Medicare since 2002. Mrs. Kennelly served as a lobbyist within the federal policy practice group of the law firm of Baker & Hostetler LLP from 2000 to 2001, and served as Counselor to the Commissioner at the Social Security Administration from 1999 to 2000. Mrs. Kennelly served as a Representative from the State of Connecticut in the United States Congress from 1982 to 1999, during which time she was (i) the first woman elected to serve as the Vice Chair of the House Democratic Caucus, (ii) the first woman to serve on the House Committee on Intelligence and to chair one of its subcommittees, (iii) the first woman to serve as Chief Majority Whip, (iv) the third woman in history to serve on the Ways and Means Committee, and (v) the ranking member of the Subcommittee on Social Security during the 105th Congress. Prior to her election to Congress, Mrs. Kennelly was Secretary of the State of Connecticut and

a member of the Hartford Court of Common Council. She currently serves on numerous Boards and Commissions, including the Social Security Advisory Board.

Steven M. Looney, age 59, has served as a member of our Board of Directors since 2004. He has served as a consultant, independent director and advisor since 2005. He was the Chief Financial Officer of Pinkerton Computer Consultants Inc., an information technology firm, from 2000 to January 2005. Mr. Looney has served as a director of WH Industries Inc., a precision metal parts manufacturing company, since 1992 and as Chief Financial Officer of that firm from 1992 through 1999. From 1990 to 1997, he served as a director of Computers at Work Ltd, a hand-held computer consulting firm. Mr. Looney currently serves as a director of GSC Investment Corp., a publicly held business development company.

Richard K. Matros, age 55, has been our Chairman of the Board and Chief Executive Officer since 2001. Mr. Matros served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000. He served Regency Health Services, Inc., a publicly held long-term care operator, as Chief Executive Officer from 1995 to 1997, as President and a director from 1994 to 1997, and as Chief Operating Officer from 1994 to 1995. He served Care Enterprises, Inc. as Chief Executive Officer during 1994, as President, Chief Operating Officer and a director from 1991 to 1994, and as Executive Vice President—Operations from 1988 to 1991. Mr. Matros currently serves on the board of directors of Bright Now! Dental and as a member of the Advisory Committee of Aviv Asset Management, LLC.

Milton J. Walters, age 67, has served as a member of our Board of Directors since 2001. Mr. Walters has served with investment banking companies for over 30 years, including: President of Sagebrush Group, Inc. since 2008; President of Tri-River Capital from 1999 to 2008 and from 1988 to 1997; Prudential Securities from 1997 to 1999, most recently as Managing Director; Smith Barney from 1984 to 1988, most recently as Senior Vice President and Managing Director; Warburg Paribas Becker from 1965 to 1984, most recently as Managing Director. He currently serves on the boards of directors of Decision One Corporation and Fredericks of Hollywood Group, Inc.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote “FOR” the election of each nominee for director as proposed.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     Board of Directors.  During 2008, the Board of Directors held five meetings and took action by written consent in lieu of a meeting twice.  To assist in the discharge of its responsibilities, the Board of Directors maintained five standing committees during 2008:  Audit, Compensation, Nominating and Governance, Compliance, and Executive.  Each of the committees operates under a written charter that is available for viewing on Sun’s web site at www.sunh.com by clicking on “Governance” and then “Guidelines.”  The members of these standing committees are appointed by the Board of Directors and serve at the pleasure of the Board.  None of the directors attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during 2008.  Sun encourages its directors to attend its annual meetings, and each of our directors attended the 2008 Annual Meeting of Stockholders.

     Audit Committee.  As more fully described in its charter, the Audit Committee oversees Sun’s accounting and financial reporting processes. The Audit Committee held eight meetings during 2008.  The Audit Committee is currently comprised of Mr. Walters (Chair), Mr. Anderson, Mr. Astorga, Mr. Bement and Mr. Foster.  The Board has determined that each member of the Audit Committee is “independent” under the rules of NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has designated one member of the Audit Committee, Mr. Walters, as an audit committee financial expert, as defined by the SEC.  Mr. Walters’ biography is set forth above.

     Compensation Committee. As more fully described in its charter, the Compensation Committee determines the compensation of Sun’s Chief Executive Officer and other senior officers, including salaries, bonuses, grants of stock options and other forms of equity-based compensation, approves all employment and severance agreements for senior officers, approves significant changes to benefit plans, and performs such other functions as the Board may direct.  The Compensation Committee also administers Sun’s stock incentive plans and makes recommendations to the Board concerning the compensation of the directors.  The Compensation Committee is currently comprised of Mr. Walters (Chair), Mr. Looney and Mr. Bement.   The Board has determined that each member of the Compensation Committee is independent under the rules of NASDAQ.  In 2008, the Compensation Committee held four meetings and took action by written consent in lieu of a meeting twice.

     The Compensation Committee takes into account recommendations of Mr. Matros, Sun’s Chief Executive Officer, in determining the compensation (including stock awards) of senior officers other than the Chief Executive Officer.  Otherwise, our officers do not have any role in determining the form or amount of compensation paid to our Named Executive Officers (as defined below under “Executive Compensation – Summary Compensation Table”).

     The Compensation Committee meets as necessary to formulate its compensation decisions.  Such meetings may include one or more of Sun’s senior officers or consultants retained by the Compensation Committee.  As discussed in the Compensation Discussion and Analysis below, for purposes of 2008 compensation, the Compensation Committee employed a compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to conduct competitive reviews of Sun’s executive compensation programs, to recommend modifications to its annual and long-term incentive programs and to assist it in its deliberations concerning executive compensation. FWC did not perform any other services for Sun during 2008.

     Nominating and Governance Committee.  As more fully described in its charter, the Nominating and Governance Committee recommends to the Board nominees for election to the Board at annual meetings of stockholders and develops and recommends to the Board a set of corporate governance principles for Sun.  Criteria the Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by NASDAQ and the rules and regulations of the SEC.  As set forth in Sun’s Corporate Governance Guidelines, the Nominating and Governance Committee seeks to elect directors that:  (i) are of high character and integrity; (ii) are accomplished in their respective fields; (iii) have relevant expertise and experience, and are able to offer advice and guidance to management based on that expertise and experience; (iv) have sufficient time available to devote to Sun’s affairs; (v) will represent the long-term interests of Sun’s stockholders as a whole; (vi) are not age 80 or older at the time of election; and (vii) will collectively represent a diversity of backgrounds and experiences.  The Nominating and Governance Committee is currently comprised of Mr. Bement (Chair), Mr. Astorga and Mrs. Kennelly.  The Board has determined that each member of the Nominating and Governance Committee is independent under the rules of NASDAQ. In 2008, the Nominating and Governance Committee held three meetings.

     The Nominating and Governance Committee will consider written recommendations from stockholders (including beneficial stockholders) for candidates to be considered for election to the Board of Directors.  Recommendations may be submitted by delivering a written notice to Michael T. Berg, Secretary, 18831 Von Karman, Suite 400, Irvine, California 92612, that includes the following information:  (i) all information required to be provided with respect to a nominee for director as set forth in Section 1.12 of Article I of Sun’s Bylaws, (ii) a statement of the proposed director candidate’s qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any customer, supplier or competitor of Sun, (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate, and (v) such additional information as may be required by the Nominating and Governance Committee to determine the eligibility of the director candidate to serve as a member of our Board of Directors.

     Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability.  The Nominating and Governance Committee will review the qualifications and backgrounds of directors and candidates for nomination to the Board (without regard to whether a director candidate has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders.  The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees

     Compliance Committee.  As more fully described in its charter, the Compliance Committee assists the Board in ensuring the ongoing commitment of Sun to compliance with applicable laws, regulations, professional standards, industry guidelines and Sun’s policies and procedures.  In 2008, the Compliance Committee held four meetings.  The Compliance Committee is currently comprised of Mr. Anderson (Chair), Mr. Astorga, Mr. Bement, Ms. Kennelly and Mr. Looney.

     Executive Committee.  As more fully described in its charter, the Executive Committee assists the Board in fulfilling its responsibilities in an efficient and timely manner during the interval between regular meetings of the full Board.  In performing this role, the Executive Committee is empowered to exercise all powers and authority of the Board if Board action is needed during the interval between meetings of the Board, provided that the Executive Committee may not take any action which (i) would require the approval of Sun’s stockholders, (ii) would be in contravention of the powers that a committee may exercise pursuant to the Delaware General Corporation Law, (iii) pertains to the specific duties or responsibilities of the Audit Committee, the Compensation Committee, Compliance Committee or the Nominating and Governance Committee, or (iv) is in contravention of specific directions given by the full Board.  The Executive Committee did not meet or take action by written consent in lieu of a meeting during 2008.   The Executive Committee is currently comprised of Mr. Anderson (Chair), Mr. Foster and Mr. Matros.

Additional Corporate Governance Matters

     Stockholders may send written communications to Sun’s Board of Directors c/o Sun’s Secretary at 18831 Von Karman, Suite 400, Irvine, California 92612.  All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors.  The Chairman will distribute the correspondence to the other Board members if he determines it is appropriate for the Board to review.

Executive Officers

     Executive officers are appointed annually by the Board of Directors. There are no family relationships among directors, nominees for director and executive officers.  The following sets forth the titles and certain biographical information for each of our executive officers. The ages of the officers are as of the date of the Annual Meeting.  The biographical information for Richard K. Matros, our Chairman of the Board and Chief Executive Officer, is included under “Board of Directors” above.

L. Bryan Shaul, age 64, has been our Executive Vice President and the Chief Financial Officer since 2005. From 2001 to 2005, Mr. Shaul was the Executive Vice President and Chief Financial Officer of Res-Care, Inc., a publicly owned provider of services to persons with developmental disabilities and special needs. From 1999 to 2001, he served at Humana Inc., a health insurance company, most recently as Vice President—Finance and Controller and prior to that as Vice President of Mergers and Acquisitions. From 1997 to 1999, Mr. Shaul was Chief Financial Officer of Primary Health, Inc., a physician practice management and HMO company. From 1994 to 1996, he was the Senior Vice President and Chief Financial Officer of RightCHOICE Managed Care, Inc. From 1971 to 1993, he held various positions with Coopers & Lybrand, most recently as the Partner-in-Charge of West Coast Insurance Practice.

Michael Newman, age 60, has been our Executive Vice President and General Counsel since 2005. From 1983 to 2005, he was a partner with the law firm of O’Melveny & Myers LLP.

Chauncey J. Hunker, Ph.D., age 58, has been our Chief Risk Officer since 2006 and our Chief Compliance Officer since 2000. From 1996 to 2000, Dr. Hunker served as Vice President of Continuous Quality Improvement of SunDance. From 1995 to 1996, he was a Clinical Director of SunDance and from 1992 to 1995 he was a Regional Vice President of Learning Services—Midwestern Regional Facility in Madison, Wisconsin. Dr. Hunker has also served as Adjunct Assistant Professor, Department of Neurology at the University of Wisconsin Medical School since 1989.

Cindy Chrispell, age 48, has been our Senior Vice President of Human Resources since September 2008.  Ms. Chrispell was Vice President, Partner Resources (Human Resources) of Starbucks Coffee Company from 2005 to 2008 and the Partner Resources Director, Southwest Zone for Starbucks Coffee Company from 2001 to 2005.  She has served in various Human Resources leadership positions since 1983 for companies such as the Los Angeles Times and Circuit City Stores.

William A. Mathies, age 49, has been President of SunBridge Healthcare Corporation since 2002, President and Chief Operating Officer of SunBridge since 2006, and President and Chief Operating Officer of SHG Services, Inc., our ancillary services holding company, since 2006. From 1995 to 2002, Mr. Mathies served as Executive Vice President of Beverly Enterprises, Inc., a long-term care company. Most recently, he was the Executive Vice President of Innovation/Services for Beverly. He previously served Beverly as President of Beverly Health and Rehabilitation Services (the long-term care subsidiary of Beverly), from 1995 to 2000, and various other operational positions from 1981 to 1995.

Richard L. Peranton, age 60, has been President of CareerStaff Unlimited, Inc., our medical staffing subsidiary, since 2004. From 2001 to 2004, Mr. Peranton was the President and Chief Executive Officer of EMSI, Inc. a leading medical information services provider related to risk management services. From 1994 to 2001, he was the President and Chief Executive Officer of Nursefinders, Inc., one of the nation’s largest providers of temporary staffing services. From 1981 to 1994, he served in various capacities, most recently as President—Southern Division, with Olsten Kimberly Quality Care, a provider of supplemental health care staffing.

Susan E. Gwyn, age 57, has been President of SunDance Rehabilitation Corporation, our rehabilitation therapy services subsidiary, since 2007.  From 2001 to 2007, Ms. Gwyn was the Senior Vice-President, Rehabilitation Services of Harborside Healthcare Corporation.  From 2000 to 2001, she was an independent consultant, and from 1991 to 2000 she held various positions with Prism Rehab Systems.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and the rules promulgated thereunder require our directors and executive officers and persons who own more than ten percent of our common stock to report their ownership and changes in their ownership of common stock to the SEC. Copies of the reports must also be furnished to us. Specific due dates for the reports have been established by the SEC and we are required to report any failure of our directors, executive officers and more than ten percent stockholders to file by these dates.

     Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2008 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were met except as follows:  (i) a Form 4 (reporting one transaction) for Jeff Kreger, Sun's Vice President and Corporate Controller, was filed late by a few months, (ii) a Form 4 (reporting four transactions) for Mr. Kreger was filed late by one day and (iii) a Form 4 (reporting four transactions) for Dr. Hunker was filed late by one day.

Code of Ethics

     We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other financial personnel.  The Code of Ethics is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations.  The Code of Ethics is available on Sun’s web site at www.sunh.com by clicking on “Governance” and then “Compliance.”   If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website.

PROPOSAL TWO

APPROVAL OF SUN HEALTHCARE GROUP, INC.
 2009 PERFORMANCE INCENTIVE PLAN

General

     At the Annual Meeting, stockholders will be asked to approve the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “2009 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on March 27, 2009.

     We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting Sun’s success, and that incentive compensation plans like the proposed 2009 Plan are an important attraction, retention and motivation tool for participants in the plan.

     Sun currently maintains the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “2004 Plan”).  As of March 31, 2009, only 762,856 shares of the Company’s common stock were available for new award grants under the 2004 Plan.

     The Board of Directors approved the 2009 Plan based on a belief that the number of shares currently available under the 2004 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.  If stockholders approve the 2009 Plan, no new awards will be granted under the 2004 Plan after the Annual Meeting.  Any shares of common stock subject to outstanding awards granted under the 2004 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will become available for award grant purposes under the 2009 Plan.

     If stockholders do not approve the 2009 Plan, the Company will continue to have the authority to grant awards under the 2004 Plan.  If stockholders approve the 2009 Plan, the termination of our grant authority under the 2004 Plan will not affect awards then outstanding under the 2004 Plan.

Summary Description of the 2009 Performance Incentive Plan

     The principal terms of the 2009 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2009 Plan, which appears as Exhibit A to this Proxy Statement.

     Purpose.  The purpose of the 2009 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company.  Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

     Administration.  Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2009 Plan.  Our Board of Directors has delegated general administrative authority for the 2009 Plan to the Compensation Committee.  A committee may delegate some or all of its authority with respect to the 2009 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.  (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

     The Administrator has broad authority under the 2009 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2009 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•
to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

     No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2009 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

     Eligibility.  Persons eligible to receive awards under the 2009 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  Currently, approximately 75 officers and employees of the Company and its subsidiaries (including all of our Named Executive Officers), and each of our seven non-employee directors, are considered eligible under the 2009 Plan.

     Authorized Shares; Limits on Awards.  The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2009 Plan equals the sum of: (1) 5,200,000 shares, plus (2) the number of any shares subject to stock options and stock appreciation rights granted under either the 2004 Plan or the Company’s 2002 Non-Employee Director Equity Incentive Plan (the “Director Plan”) and outstanding on December 31, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) 1.25 times the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that were outstanding and unvested as of December 31, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.  Any awards granted under the 2004 Plan after December 31, 2008 and prior to the termination of award grant authority under that plan shall count against this share limit as though such awards had been granted under the 2009 Plan.  Sun’s authority to grant new awards under the Director Plan has terminated. As noted above, no additional awards will be granted under the 2004 Plan if stockholders approve the 2009 Plan.

     Shares issued in respect of any “full-value award” granted under the 2009 Plan will be counted against the share limit described in the preceding paragraph as 1.25 shares for every one share actually issued in connection with the award.  For example, if the Company granted 100 shares of its common stock under the 2009 Plan, 125 shares would be charged against the share limit with respect to that award.  For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

     The following other limits are also contained in the 2009 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,200,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•
“Performance-Based Awards” under Section 5.2 of the 2009 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $3,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 1,000,000 shares.

     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2009 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2009 Plan.  To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2009 Plan will again be available for subsequent awards under the 2009 Plan.  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2009 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2009 Plan.  In addition, the 2009 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2009 Plan.  The Company may not increase the applicable share limits of the 2009 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

     Types of Awards.  The 2009 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2009 Plan.  The 2009 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.

     A stock option is the right to purchase shares of common stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of common stock on the date of grant.  The maximum term of an option is seven years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2009 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code (the “IRC”) and the 2009 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

     A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is seven years from the date of grant.

     The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant if the option or stock appreciation right will be treated as a full-value award under the share-counting rules for the 2009 Plan described above.

     The other types of awards that may be granted under the 2009 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2009 Plan as described below.

     Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of IRC Section 162(m) (“Performance-Based Awards”).  Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2009 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes).  Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

     The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the performance of the Company (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions, or business units, or any combination of the foregoing.  The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.  The Administrator must establish criteria and targets in advance of applicable deadlines under the IRC and while the attainment of the performance targets remains substantially uncertain.  The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; cost containment or reduction; net sales growth; market share; net operating profit; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; planning accuracy (as measured by comparing planned results to actual results); measurably improving quality of care outcomes at company facilities; net sales; earnings before interest, taxes, depreciation, amortization (EBITDA); earnings before interest, taxes, depreciation, amortization, and rents (EBITDAR); operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of our common stock or any other publicly-traded securities of the Company; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); return on equity; return on assets; cash flow return on investment; gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years.  The terms of the Performance-Based Award may specify the manner, if any, in which the performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

     Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above).  Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied.  The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

     Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

     Assumption and Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2009 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, in each case in connection with which the Company does not survive (or does not survive as a public company in respect of its common stock), all awards then outstanding under the 2009 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2009 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

     Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2009 Plan, awards under the 2009 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2009 Plan, are not made for value.

     Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

     No Limit on Other Authority.  Except as expressly provided with respect to the termination of the authority to grant new awards under the 2004 Plan if stockholders approve the 2009 Plan, the 2009 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

     Termination of or Changes to the 2009 Plan.  The Board of Directors may amend or terminate the 2009 Plan at any time and in any manner.  Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under IRC Sections 162, 422 or 424 to preserve the intended tax consequences of the plan.  For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2009 Plan.  (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.)  Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2009 Plan will terminate on March 26, 2019.  Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2009 Plan

     The U.S. federal income tax consequences of the 2009 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2009

Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of IRC Section 409A to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

     With respect to nonqualified stock options, Sun is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, Sun is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

     Nontransferable restricted stock subject to a substantial risk of forfeiture generally results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant).  Bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment.  Compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, Sun will generally have a corresponding deduction at the time the participant recognizes income.

     If an award is accelerated under the 2009 Plan in connection with a “change in control” (as this term is used under the IRC), Sun may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the IRC (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of IRC Section 162(m) may not be permitted to be deducted by Sun in certain circumstances.

Specific Benefits under the 2009 Performance Incentive Plan

     Sun has not approved any awards that are conditioned upon stockholder approval of the 2009 Plan and is not currently considering any other specific award grants under the 2009 Plan.  If the 2009 Plan had been in existence in fiscal 2008, we expect that the award grants for 2008 would not have been substantially different from those actually made in that year under the 2004 Plan.  For information regarding stock-based awards granted to the Named Executive Officers during 2008, see the material under the heading “Executive Compensation” below.

     The closing market price for a share of Sun’s common stock as of April 13, 2009 was $8.94 per share.

EQUITY COMPENSATION PLAN INFORMATION

     The Company currently maintains three equity compensation plans: the 2004 Plan, the Director Plan and the Peak Medical Corporation 1998 Stock Incentive Plan (the “Peak Plan”). These plans have each been approved by the stockholders of the Company or its predecessors.  Stockholders are also being asked to approve a new equity compensation plan, the 2009 Plan, as described above.

     The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2008.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	2,799,923(1)	$10.12(2)	1,722,631(3)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	2,799,923	$10.12	1,722,631

(1)
Of these shares, 1,875,611 were subject to options then outstanding under the 2004 Plan, 901,951 were subject to restricted stock units then outstanding under the 2004 Plan, and 22,361 were subject to options then outstanding under the Director Plan and the Peak Plan.  Sun’s authority to grant new awards under the Director Plan and Peak Plan terminated in 2004 and 2005, respectively.

(2)	This weighted-average exercise price does not reflect the 901,951 shares that will be issued upon the payment of outstanding restricted stock units.

(3)
All of these shares were available under the 2004 Plan.  No new awards will be granted under the 2004 Plan if stockholders approve the 2009 Plan.  This table does not reflect the 5,200,000 additional shares that will be available under the 2009 Plan if stockholders approve the 2009 Plan proposal.

Vote Required for Approval of the 2009 Performance Incentive Plan

     The Board of Directors believes that the adoption of the 2009 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

     All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2009 Plan and thus have a personal interest in the approval of the 2009 Plan.

     Approval of the 2009 Plan requires the affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Broker non-votes and abstentions on this proposal will be treated as described under the heading “Outstanding Shares and Voting Rights” above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2009 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the accounts of Sun and its consolidated subsidiaries for the year ending December 31, 2009.  Although Sun’s Bylaws do not require stockholder ratification of the selection of its independent registered public accounting firm, as a matter of good corporate practice, the Board is submitting the Audit Committee’s selection of its independent registered public accounting firm for stockholder ratification.  However, even if the stockholders ratify Sun’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Sun and its stockholders.

     Sun’s independent registered public accounting firm for the year ending December 31, 2007 was Ernst & Young LLP (“Ernst & Young”).  On November 2, 2007, Sun, upon the approval of the Audit Committee and of the Board of Directors, notified Ernst & Young that it would not continue to act as independent public accountants for Sun after completion of the audit of Sun’s financial statements for the year ended December 31, 2007.  Ernst & Young completed its engagement as Sun’s independent registered public accounting firm for the fiscal year ended December 31, 2007, including its audit of Sun’s financial statements for such year, on March 7, 2008, and Ernst & Young’s dismissal as Sun’s independent registered public accounting firm became effective on that date.

     Ernst & Young’s reports on Sun’s financial statements for the periods ended December 31, 2006 and 2007, and its report on the effectiveness of Sun’s internal control over financial reporting as of December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  The report of Ernst & Young on internal control over financial reporting as of December 31, 2006 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the following material weakness:  inadequate controls over accounting for leases with rent escalation clauses.

     During fiscal years 2006 and 2007 and through March 7, 2008, (i) there were no disagreements between Sun and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with its report and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness described above.

     On November 2, 2007, Sun engaged PwC as Sun’s independent registered public accounting firm for its fiscal year ending December 31, 2008.  Sun’s Audit Committee authorized the engagement of PwC.  During the fiscal year ended December 31, 2006 and the subsequent interim period from January 1, 2007 through November 8, 2007, neither Sun nor anyone acting on behalf of Sun, consulted PwC regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     Sun’s determination to appoint PwC and to dismiss Ernst & Young as its independent registered public accounting firm was previously reported on a Current Report on Form 8-K filed by Sun on November 8, 2007 and a Current Report on Form 8-K/A filed by Sun on March 12, 2008.

     A representative of PwC is expected to attend the Annual Meeting.  The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions. We do not expect a representative of Ernst & Young to attend the Annual Meeting.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PwC as proposed.

Audit and Related Fees

     Our independent registered public accounting firm for fiscal years 2008 and 2007 were PwC and Ernst & Young, respectively.  The table below shows the fees that we paid or accrued for the audit and other services provided by PwC and Ernst & Young for fiscal years 2008 and 2007, respectively. During 2008 and 2007, the Audit Committee determined that the provision by PwC and Ernst & Young, respectively, of non-audit services was compatible with maintaining the audit independence of such firms.

Services	2008	2007
Audit Fees	$1,899	$2,715
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	10	7
Total	$1,909	$2,722

     Audit Fees.  This category includes the fees for the annual audit of our consolidated financial statements and the quarterly reviews of our quarterly consolidated financial statements.  This category also includes advice on audit and accounting matters that arose during or as a result of the audit or reviews, consents, assistance with and review of documents filed with the SEC and attest services pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit Related Fees.  Not applicable.

     Tax Fees.  Not applicable.

     All Other Fees.  This category includes fees related to accounting research services.

     Audit Committee Pre-Approval Policies and Procedures.  The Charter for the Audit Committee establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm.  Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis.  The approved non-auditing services must be disclosed in our periodic public reports.  The Audit Committee can delegate the pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting.  The Charter prohibits Sun from retaining our independent registered public accounting firm to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation, (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iii) actuarial services; and (iv) internal audit outsourcing services.  The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2008 and 2007.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)	discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and

(3)
received the written disclosure and letter from PwC required by PCAOB Rule 3526 regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that Sun’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC. The Board has approved this inclusion.

Submitted by the Audit Committee:

Milton J. Walters, Chairman
Gregory S. Anderson
Tony M. Astorga
Christian K. Bement
Michael J. Foster

The above report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock on April 13, 2009 for the following: (i) each of our directors and Named Executive Officers; (ii) all of our directors and executive officers as a group; and (iii) each person known by us to own more than 5% of our common stock. Except as otherwise indicated below, the address of the stockholders listed below is 18831 Von Karman, Suite 400, Irvine, California 92612.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent Beneficially Owned(1)

Directors and Certain Executive Officers:

Gregory S. Anderson	57,505 (2)	*
Tony M. Astorga	41,555 (3)	*
Christian K. Bement	45,366 (4)	*
Michael J. Foster	41,334 (5)	*
Barbara B. Kennelly	33,836 (6)	*
Steven M. Looney	41,555 (7)	*
Milton J. Walters	60,305 (8)	*
Richard K. Matros	664,909 (9)	1.5%
L. Bryan Shaul	258,059(10)	*
William A. Mathies	224,425(11)	*
Michael Newman	84,380(12)	*
Richard L. Peranton	33,366(13)	*
All directors and executive officers as a group (15
persons, including those named above)	1,638,689(14)	3.7%

5% Stockholders:

FMR LLC	4,480,773(15)	10.3%
82 Devonshire Street
Boston, MA 02109
Ranier Investment Management, Inc.	2,391,075(16)	5.5%
601 Union Street, Suite 2801
Seattle, WA
Tygh Capital Management, Inc.	2,369,107(17)	5.4%
1211 SW Fifth Ave, Suite 2100
Portland, OR 97204

*	Less than 1.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Options exercisable within 60 days of April 13, 2009 are deemed to be currently exercisable and we deem shares subject to these options outstanding for purposes of computing the share amount and percentage ownership of the person holding such stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. Shares of common stock subject to vested restricted stock units, the payment of which has been deferred until termination of service, are deemed to be currently outstanding for purposes of computing the share amount and percentage ownership of the person holding such units, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)
Includes (i) 32,513 shares that could be purchased pursuant to stock options, (ii) 9,847 vested restricted stock units that are payable in shares of common stock and (iii) 2,200 shares held by Mr. Anderson’s minor children, with respect to which Mr. Anderson shares voting and investment power.

(3)	Includes (i) 22,513 shares that could be purchased pursuant to stock options and (ii) 9,847 vested restricted stock units that are payable in shares of common stock.

(4)	Includes (i) 22,513 shares that could be purchased pursuant to stock options and (ii) 13,537 vested restricted stock units that are payable in shares of common stock.

(5)	Includes (i) 13,492 shares that could be purchased pursuant to stock options and (ii) 9,131 vested restricted stock units that are payable in shares of common stock.

(6)	Includes (i) 13,492 shares that could be purchased pursuant to stock options and (ii) 9,800 vested restricted stock units that are payable in shares of common stock.

(7)	Includes (i) 22,513 shares that could be purchased pursuant to stock options and (ii) 11,726 vested restricted stock units that are payable in shares of common stock.

(8)	Includes (i) 32,513 shares that could be purchased pursuant to stock options and (ii) 22,792 vested restricted stock units that are payable in shares of common stock.

(9)
Consists of (i) 380,504 shares held by the R&A Matros Revocable Trust, with respect to which Mr. Matros shares voting and investment power, and (ii) 284,405 shares that could be purchased pursuant to stock options.

(10)	Includes (i) 210,462 shares that could be purchased pursuant to stock options and (ii) 28,204 vested restricted stock units that are payable in shares of common stock.

(11)
Consists of (i) 117,351 shares held by the Mathies Family Trust, with respect to which Mr. Mathies shares voting and investment power, and (ii) 107,074 shares that could be purchased pursuant to stock options.

(12)	Includes (i) 23,418 shares held by the Newman Trust, with respect to which Mr. Newman shares voting and investment power, and (ii) 58,462 shares that could be purchased pursuant to stock options.

(13)	Includes 23,622 shares that could be purchased pursuant to stock options.

(14)
Includes (i) 521,473 shares held by family trusts or by minor children, with respect to which the officer or director shares voting and investment power, (ii) 862,848 shares that could be purchased pursuant to stock options and (ii) 114,884 vested restricted stock units that are payable in shares of common stock.

(15)
In an amendment to a Schedule 13G filed with the SEC on February 17, 2009, FMR LLC disclosed that Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 3,783,073 shares of our common stock as a result of it acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”).  Edward C. Johnson 3d and FMR Corp., through their control of Fidelity and the Fidelity Funds, have the power to dispose of the shares of our common stock held by the Fidelity Funds, but only the Board of Trustees of each of the Fidelity Funds has the power to vote or direct the voting of the shares of our common stock held by such Fidelity Fund.  Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 689,000 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares.  Each of Edward C. Johnson 3d and FMR LLC, through its control of Pyramis, has sole dispositive power over 689,000 of such shares and sole voting power of 604,500 of such shares.  Finally, Fidelity International Limited (“FIL”) is the beneficial owner of 8,700 shares of our common stock and partnerships controlled predominantly by members of the family of Edward C. Johnson 3d or trusts for their benefit own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock.

(16)
In a Schedule 13G filed with the SEC on February 13, 2009, Rainer Investment Management, Inc. disclosed that it has sole dispositive power over 2,391,075 shares and sole voting power over 2,254,750 shares.

(17)	In a Schedule 13G filed with the SEC on February 10, 2009, Tygh Capital disclosed that it has sole dispositive power over 2,369,107 shares and sole voting power over 1,914,303 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for 2008.  These individuals are listed in the Summary Compensation Table on pages 30-31 below and are referred to as the Named Executive Officers in this Proxy Statement.

     The elements of our executive compensation program are reviewed and approved by the Compensation Committee of our Board of Directors (the “Committee”).  None of the Named Executive Officers is a member of the Committee or, except as noted below, had any role in determining the compensation of the Named Executive Officers.

Compensation Program and Objectives

     Our compensation program for executives is intended to:

•	attract and retain quality senior officers,

•	motivate exceptional performance,

•	maintain the highest possible quality of care,

•	align the interests of our executive management with the interests of our stockholders,

•	enhance profitability, and

•	inspire teamwork and loyalty among the executives.

We believe that our combination of performance-based compensation, including annual cash incentive bonuses and equity-based long-term incentives, together with an annual base salary, helps to accomplish these objectives.

     The compensation for our Named Executive Officers (Mr. Matros, Mr. Shaul, Mr. Mathies, Mr. Peranton and Mr. Newman) is governed by an employment agreement or, in the case of Mr. Peranton, the President of our subsidiary, CareerStaff Unlimited, Inc. (“CareerStaff”), an incentive bonus plan agreement and a severance benefit agreement.  The Named Executive Officers also participate in benefit plans that are available to our officers and other key employees.  The material terms of these agreements and benefit plans are described below in this Compensation Discussion and Analysis and in the narrative that follows the Summary Compensation Table.

     In structuring executive compensation programs, the Company considers how each component promotes retention and/or motivates executive performance.  Base salaries and benefit programs (including perquisites and severance benefits) are primarily intended to attract and retain qualified executives.  These elements of our executive compensation program are not directly dependent on attaining performance goals (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on performance, among other things).

     Our annual incentive bonus is primarily intended to reward our Named Executive Officers for achieving specific strategies and operating objectives.  Incentive bonuses are designed to reward performance for the prior year.  Our annual stock awards are long-term equity incentives and are primarily intended to align the interests of the Named Executive Officers and our stockholders.  Executives are encouraged to retain all of the stock received pursuant to our equity incentive plans, subject to individual circumstances.  Long-term equity incentives generally vest over a period of four years, promoting retention and rewarding sustained performance.

     We believe that performance-based compensation, such as annual incentive bonuses and long-term equity incentives, plays a significant role in motivating performance and in aligning the interests of management with the interests of our stockholders.  These forms of compensation constituted a substantial portion of the total compensation of each of our Named Executive Officers in 2008.

     For 2008, the Committee approved executive compensation arrangements for Mr. Matros and Mr. Mathies that were intended to result in over 70% of each executive’s total direct compensation being tied directly to our financial performance and the quality of the patient care provided by our subsidiaries.  Base salary constituted the balance of their 2008 total direct compensation.  (As used in this discussion, the term “total direct compensation” means the aggregate amount of the executive’s base salary, annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in our financial reporting.)  For Mr. Shaul and Mr. Newman, the Committee approved executive compensation arrangements that were intended to result in approximately between 63% and 67% of each executive’s total direct compensation being incentive compensation tied directly to our financial performance; for Mr. Peranton, the target amount of performance-based compensation was in excess of 52.5% of total direct compensation, with base salary constituting the balance of his 2008 total direct compensation.

     Differences in compensation levels among the group of Named Executive Officers are largely attributable to the executives’ respective responsibilities, corporate function and our overall financial performance.

Compensation Consultant

     The Committee retained Frederic W. Cook & Co., Inc. to conduct a review of industry and sector trends in executive compensation and to assist the Committee’s deliberations concerning 2008 compensation.  FWC provided analyses of executive and director compensation in similar peer companies (listed below), assisted in the determination of performance-based target ranges for incentive bonuses and stock-based awards for executives and the number of shares to be subject to the stock-based awards, and advised on other aspects of executive compensation as requested by the Committee.

Peer Companies

     In making its 2008 compensation decisions, the Committee, with the assistance of FWC, reviewed related data from fourteen other companies that operated healthcare businesses in 2007.  This peer group was selected from a number of companies that either operate skilled nursing facilities and other inpatient facilities similar to ours or provide home healthcare or therapy services.  Companies that comprise this peer group are likely to change over time, given the merger and restructuring activity that has occurred in this sector over the past few years.  FWC also provided data from proprietary surveys of executive compensation for the Committee’s review.

     The peer companies utilized prior to setting 2008 compensation levels were:

Advocat Inc.	Amedysis, Inc.
Apria Healthcare Group, Inc.	Brookdale Senior Living, Inc.
Emeritus Corporation	Five Star Quality Care, Inc.
Gentiva Health Services, Inc.	Kindred Healthcare, Inc.
HealthSouth Corporation	Lincare Holdings Inc.
Magellan Heath Services	National Healthcare Corporation

Res-Care, Inc.	Skilled Healthcare Group, Inc.

     In making compensation decisions, the Committee did not rely solely on peer group compensation or survey data or determine our Named Executive Officers’ compensation by benchmarking it against compensation paid by our peer companies.  Rather, the Committee used the peer company and survey data as a general reference and also considered other factors, including:

•	the competitive environment for executives in our industry,

•	the compensation paid to our officers in prior years,

•	our acquisitions over the past few years, and the integration efforts required to consolidate those acquisitions,

•	our capital raising efforts since 2005,

•	the improved operating performance that we have experienced since 2005, and

•	the performance basis of our compensation system.

Base Salaries

     The Committee reviews annually, with the assistance of FWC, base salaries paid to the Named Executive Officers and discusses whether adjustments are appropriate after taking into account individual performance and the factors listed above.  With respect to executive officers other than Mr. Matros, the Committee considers the recommendations of Mr. Matros in approving salary adjustments.  All adjustments to base salary for the Named Executive Officers in 2008 were effective March 1, 2008.

     In 2008, the Committee determined that increases in compensation for the Named Executive Officers were warranted, and that, for Messrs. Matros and Shaul, the increases should be primarily in the form of incentive compensation rather than base salary.  Their base salaries accordingly were increased by less than 3%.

     On the other hand, the Committee determined that Mr. Mathies should receive a 14.3% increase in base salary primarily in recognition of his increased operational responsibilities and his leadership of the integration of the operations of Harborside Healthcare Corporation with our operations.  Mr. Newman received an 8.0% increase and Mr. Peranton a 5.4% increase in base salary to more closely align their salaries with salaries of similarly situated executives at other companies.

Annual Incentive Compensation

     Each Named Executive Officer participates in a plan that provides for an annual incentive bonus if we achieve or exceed one or more minimum financial performance targets.  The targets are adopted by the Committee at the beginning of the applicable fiscal year.  The amount of each incentive bonus is determined by the level of achievement of the financial performance targets.  For Mr. Matros and Mr. Mathies, their bonuses may be reduced if a quality of care measure is not met.  The Committee determined that this measure was appropriate because of the importance of patient care to our business.  In each case, if the applicable minimum financial performance targets are not met in any year, no incentive bonus is paid, whether or not the quality of care target is achieved.

Process

     The Committee, in consultation with Mr. Matros, approved the 2008 Executive Bonus Plan (the “Bonus Plan”) and the CareerStaff President 2008 Incentive Plan (the “CareerStaff Plan”), which together established the annual incentive bonus structure and potential amounts of annual incentive bonuses for each Named Executive Officer.  Mr. Peranton’s incentive bonus is determined by a plan document different than Bonus Plan because he is primarily responsible for the financial performance of CareerStaff, on which a significant portion of his bonus depends.  In its discussions, the Committee considered the bonus structure for 2007 and prior years, provisions of existing employment agreements, and incentive bonuses paid to similarly situated executives at our peer companies.  The bonus plans approved by the Committee were structured in a manner similar to our bonus programs of the past few years.  In line with the Committee’s emphasis on performance based compensation, and the limited salary increases in 2008, the target bonuses for our Named Executive Officers other than Mr. Peranton were increased as shown in the table below (bonuses are calculated as a percentage of base salary):

Officer	2007 Target	2008 Target	2007 Maximum	2008 Maximum
Mr. Matros	50%	90%	120%	158%
Mr. Mathies	50%	75%	120%	131%
Mr. Shaul	50%	75%	120%	131%
Mr. Newman	50%	75%	100%	131%
Mr. Peranton	60%	60%	105%	105%

     The Committee approved the 2008 financial performance targets and the bonus plans at its meeting in March 2008, following a review and discussion of our projected 2008 financial expectations.

Financial Performance Measure

     The annual incentive bonuses for all of our officers, including the Named Executive Officers, are primarily based on our financial performance and, in the case of officers of certain subsidiaries, financial performance of that subsidiary.  The Bonus Plan specifies consolidated EBITDA as the financial performance measure, and the CareerStaff Plan specifies both consolidated EBITDA and EBITDA of CareerStaff as financial performance measures.  The 2008 consolidated EBITDA target was $166.1 million, and the 2008 CareerStaff EBITDA target was $10.0 million.  The Company believes that the EBITDA performance measure, which is widely reported by us and our peers, provides a standard measure of our financial performance when compared to prior years and to our peers. EBITDA is defined as net income before interest expense, provision for taxes, depreciation, amortization and unusual charges. The Bonus Plan provides for adjustments to the calculation of EBITDA for the effect of actuarial adjustments for self insurance for general and professional liability, discontinued operations and other unusual items.

Quality of Care Goal

     The Bonus Plan also specifies that the 2008 incentive bonuses of Mr. Matros and Mr. Mathies  may be reduced if a quality of care measure is not met, in order to align these incentive bonuses with our mission of providing quality, cost-effective patient care.  Achievement of this measure requires that the quality of care provided by skilled nursing centers operated by our subsidiary, SunBridge Healthcare Corporation, and its subsidiaries, equal or exceed the quality of care provided by other publicly and privately owned large companies that provide similar services (certain of the companies listed under ‘Peer Companies’, above are part of this group).  Measurement of quality of care is determined by the Health Deficiency Index, which sets forth data regarding care provided by us, and compares that data to aggregate data from other companies in the long-term care industry, as reported by an independent long term care monitoring organization.  This organization provides and analyzes publicly available quality of care data for us and other businesses in the long-term care industry.  Satisfaction of the quality of care requirement does not result in any additional incentive bonus or other compensation, but if this quality of care goal is not achieved, the Committee may reduce the amount of the incentive bonus otherwise payable to Mr. Matros and Mr. Mathies.  In the case of each of these executives, his employment agreement specifies that in no event will he receive an incentive bonus amounting to less than 10% of his base salary if the minimum financial performance target is met.

2008 Annual Incentive Bonuses

     Under the Bonus Plan, each Named Executive Officer other than Mr. Peranton was entitled to receive an incentive bonus equal to a maximum amount ranging between 15% (18% in the case of Mr. Matros) of base salary, if 85% of the 2008 EBITDA performance target were achieved, and 131% (158% in the case of Mr. Matros) of base salary, if 115% or more of the 2008 EBITDA performance target were achieved.  As described above, the bonuses for Mr. Matros and Mr. Mathies were subject to reduction if the quality of care goal was not achieved.

     Under the CareerStaff Plan, Mr. Peranton was entitled to receive an incentive bonus equal to an amount determined by achievement of both the 2008 EBITDA performance target and the 2008 CareerStaff EBITDA target.  The portion of Mr. Peranton’s bonus based on the 2008 CareerStaff EBITDA target ranged from 10.2% of base salary, if 85% of the 2008 CareerStaff EBITDA performance target were achieved, and 89.5% of base salary, if 115% or more of the 2008 CareerStaff EBITDA performance target were achieved.  The portion of his bonus based on our consolidated 2008 EBITDA ranged from 1.8% of base salary, if 85% of the 2008 EBITDA performance target were achieved, and 15.5% of base salary, if 115% or more of the 2008 EBITDA performance target were achieved.

     In no event would any bonus based on 2008 EBITDA be paid if less than 85% of the 2008 EBITDA performance target was achieved or any bonus based on 2008 CareerStaff EBITDA be paid if less than 85% of the 2008 CareerStaff EBITDA performance target was achieved.  The amount of the maximum incentive bonus for each officer was to be prorated if the percentage of the financial performance target achieved was between the lowest and target or between the target and the highest ends of the range.  In addition, it is the Committee’s policy that all incentive bonus amounts should be accrued and taken into account in the calculation of EBITDA.  The minimum, maximum and target amounts of the annual incentive bonus for each Named Executive Officer for 2008 are set forth in the Grants of Plan-Based Awards Table, under the heading ‘Estimated Future Payouts Under Non-Equity Incentive Plan Awards’.

     In February 2009, the Committee met to discuss potential bonuses payable to the Named Executive Officers under the Bonus Plan and the CareerStaff Plan based on our 2008 EBITDA, which equaled 99.9% of the EBITDA target, and the 2008 CareerStaff EBITDA, which equaled 104.3% of target.  At that meeting, management reported that only 65% of the maximum potential bonus amounts that would be payable upon achieving 100% of the EBITDA target was accrued (CareerStaff, on the other hand, had accrued 100% of its potential bonuses).  The Committee agreed with management’s recommendation that only the accrued bonus amounts be paid to the Named Executive Officers and the other officers who participate in the Bonus Plan.

     The Committee also reviewed data regarding the quality of care provided by our subsidiaries and our peers as set forth in the Health Deficiency Index and determined that the quality of care target was not achieved. The Committee, however, did not reduce the bonuses of Mr. Matros and Mr. Mathies due to the following factors:  the substantial contributions made by these executives in integrating two significant acquisitions, the steady improvement in our quality of care trends since the second quarter of 2008 and management’s recommendation regarding paying the reduced amount of 2008 bonuses.

     Based on this information, the Committee approved incentive bonuses for each Named Executive Officer equal to 65% of the maximum potential bonus based on 2008 EBITDA, and 100% of the maximum potential bonus based on 2008 CareerStaff EBITDA.

     We report the incentive bonuses paid to the Named Executive Officers in March 2009 for performance in 2008 in the Summary Compensation Table below under the heading ‘Non-Equity Incentive Plan Compensation.’

Long-Term Incentives – Stock Options and Restricted Stock Awards

     Pursuant to the Committee’s policy, annual awards of stock options and restricted stock units for existing officers and key employees are made at a Committee meeting to be held after the filing of our Annual Report on Form 10-K, which typically occurs in early March.  Awards for new officers and key employees are made on the last day of the month of hire.

     In accordance with this policy, in March 2008 the Committee approved awards of non-qualified stock options and restricted stock units to the Named Executive Officers. These awards were designed both to reward executives for sustained performance by means of the performance-based requirements described below and to provide a long-term retention incentive by means of a four-year vesting schedule.  Restricted stock units compensate employees in part for prior year performance (subject to a service vesting requirement) and provide an incentive to maintain and enhance enterprise value, while stock options provide incentive compensation for future performance because they have no value to the recipient unless our stock price increases after the date on which the options are granted.

     The Committee approved long-term equity awards to our officers and key employees in 2008 consisting of restricted stock unit awards for, and options to purchase, an aggregate of 916,249 shares of our common stock.  The aggregate number of shares to be awarded was determined in part by a formula based on our 2007 EBITDA.  The formula produces a number of shares available for awards to all officers and employees ranging from 1.0% of the number of our outstanding shares of common stock if 85% of the EBITDA performance target was achieved, and 2.0% of the amount of outstanding shares if 120% or more of the EBITDA performance target was achieved. The amount was to be prorated if actual EBITDA was between 85% and 120% of the EBITDA target. Our 2007 EBITDA equaled 110% of the revised 2007 EBITDA target of $111.1 million resulting, under the formula, in 1.75% of our outstanding shares (752,880 shares).  Due to the Committee’s decision to emphasize performance-based compensation in the form of stock options for Mr. Matros and Mr. Mathies, the Committee authorized awards for 163,369 additional shares, as described below.

     The Committee does not apply a set formula to determine the number of shares that will be subject to awards to the Named Executive Officers.  For 2008, the Committee considered peer data provided by FWC in reviewing recommendations by Mr. Matros for awards to the Named Executive Officers (other than himself).  Mr. Matros’ recommendations were primarily based on the percentages of stock awards granted to categories of officers and employees that had been made in prior years and the number of shares appropriate for awards to officers and employees other than the Named Executive Officers.  Of the aggregate number of awards granted by the Committee to our officers and employees, approximately 25.1% was granted to Mr. Matros, approximately 14.2% was granted to Mr. Mathies, approximately 5.5% was granted to each of Mr. Shaul and Mr. Newman, and approximately 2.0% was granted to Mr. Peranton.  The Committee also considered whether the 2008 stock awards should consist primarily of options or an equal number of options and restricted stock units.  In determining this balance, the Committee considered the responsibilities of the executives for our performance, their ultimate responsibility for future stockholder return, and the volatility of the price of our common stock.  Consistent with its decisions in 2006 and 2007 with respect to stock awards, the Committee determined that one-half of the awards to each executive, other than Messrs. Matros and Mathies, should be in the form of stock options and one-half in the form of restricted stock units.  With this amount of restricted stock units, these executives would be entitled to receive, over the term of the vesting period and subject to achievement of the performance target described below, a significant amount of common stock, further aligning their interests with those of our stockholders.

     The awards for Messrs. Matros and Mathies in 2008 were comprised of a number of options that was substantially greater than the number of restricted stock units, reflecting the Committee’s view that the executives most responsible for our overall success should receive equity awards that carry a higher performance risk to the executives if our common stock performs poorly and are only valuable if stockholders benefit from share appreciation.  The additional awards compensated for the lower value of an option when compared to a restricted stock unit (with each restricted stock unit being valued at 2.5 times the value of a stock option) because the share price must exceed the option exercise price for the option to have economic value to the holder.  In addition, the award to Mr. Mathies reflected the Committee’s view of his overall strong performance in 2007.

     The exercise price of each stock option is the closing price of our common stock on the date of grant.  Accordingly, the Named Executive Officers will only realize value on their stock options if our shares increase in price after the date of grant.  The date of grant is typically the date the Committee authorizes the grant of the option, but may be a later date if specified by the Committee in approving the grant.  In 2008, the Committee authorized grants of options to the Named Executive Officers and other executives on March 17, which date was also the grant date.

     In order to help assure deductibility of all long-term equity incentive awards pursuant to IRC Section 162(m), the vesting of the 2008 restricted stock units awarded to the Named Executive Officers was subject to achieving a minimum 2008 EBITDA target.  For this purpose, the Committee established a minimum EBITDA threshold of $124.5 million, subject to adjustment for discontinued operations and other unusual items, consistent with the calculation of the EBITDA target for purposes of the Bonus Plan.  See “– Annual Incentive Compensation – Financial Performance Measure” for a discussion of the Bonus Plan.  In February 2009, the Committee determined that the minimum EBITDA threshold had been exceeded and the Named Executive Officers’ performance-contingent 2008 restricted stock unit awards were earned, but remain subject to the original four-year vesting schedule provided for at grant.

     The terms of the 2008 awards to the Named Executive Officers are described in more detail in the Grants of Plan-Based Awards Table and related narrative description below.

Benefits

     Our executives are entitled to participate in the same retirement, health and welfare benefit plans that are available to other officers and employees, including our 401(k) Retirement Savings Plan.  Life insurance, provided at the discretion of the Chief Executive Officer, is also provided to each of the Named Executive Officers. In 2008, other benefits provided to executives consisted of reimbursement of health insurance premiums for Mr. Newman, in accordance with his employment agreement.  These amounts for 2008 are reported in the Summary Compensation Table under the heading, ‘All Other Compensation’.

Severance Benefits

     The Company believes that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining key executive officers.  We have determined that it is appropriate to provide key executives with severance benefits in the event of a termination of an executive’s employment under certain circumstances as part of their overall compensation package.  Accordingly, we provide such protections for our Named Executive Officers.  As described in more detail below under “Potential Payments Upon Termination or Change in Control,” each of our Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by us without cause or by the executive for good reason. We believe that offering severance benefits under such circumstances offers financial security to offset the risk of foregoing an opportunity with another company. We also believe that the potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers.  This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level.  In order to encourage certain of our executive officers to remain employed with us, and focus on the creation of value for stockholders during an important time when their prospects for continued employment following the transaction may be uncertain, we provide them (including each of our Named Executive Officers) with enhanced severance benefits if their employment is terminated by us without cause or by the executive for good reason in connection with a change in control.

     As part of their change in control severance benefits, our Named Executive Officers, other than Mr. Peranton, would also be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under applicable tax law.  We provide these executives with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of severance protections for each executive without factoring in the adverse tax effects on the executive that may result from these excise taxes.  The excise tax gross-up is intended therefore to make the executive whole for any adverse tax consequences he or she may become subject to under the tax law.

Policy with Respect to Section 162(m)

     In making its compensation decisions, the Committee also considers the impact of IRC Section 162(m).  Under Section 162(m), we are generally precluded from deducting compensation in excess of $1.0 million per year for our Chief Executive Officer and certain of our other highest-paid executive officers, unless the payments are made under qualifying performance-based plans.  However, while it is generally the Committee’s intention to maximize the deductibility of compensation paid to executive officers, deductibility is only one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation.  The Committee maintains the flexibility to approve compensation for executive officers based upon an overall determination of what it believes to be in our best interests.

2009 Compensation of Named Executive Officers

     Our management and the Committee anticipate that compensation of the Named Executive Officers in 2009 will be determined in a manner similar to how such compensation was determined in 2008, except as described below:

•
in December 2008, the Committee approved a Deferred Compensation Plan that will allow participating individuals, including the Named Executive Officers, effective July 2009, an opportunity to defer receipt of up to 80% of their salaries and 100% of their bonuses;

•
in February 2009, the Committee approved management’s recommendation that the 2009 base salaries of the Named Executive Officers remain at their 2008 levels subject to further review later in 2009 when the impact of the economic downturn can be better assessed; and

•
in February 2009, the Committee adopted the 2009 Bonus Plan, which will operate in a manner substantially the same as the Bonus Plan in place for 2008; a significant change was the addition of a recoupment policy, which will require each Named Executive Officer to repay all or a portion of his or her incentive bonus if each of the following circumstances occur:   1) the

EBITDA calculation was based on financial statements that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; 2) fraud or intentional misconduct was a significant contributing factor to the noncompliance; and 3) the restated financial statements are issued and completed prior to the issuance and completion of financial statements for the third fiscal year following the year for which the incentive bonus was paid; only such amount of the incentive bonus that exceeds the amount that would have been payable based on the restated financial statements, net of applicable tax liability, is required to be repaid by a Named Executive Officer.

Compensation Committee Report(1)

     The Compensation Committee has reviewed the Compensation Discussion and Analysis set forth above and discussed it with management.  Based upon such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Milton J. Walters (Chairman)
Christian K. Bement
Steven M. Looney
_____________________
(1)
SEC filings sometimes “incorporate information by reference.”  This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading.  Unless we specifically state otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or has been one of our former or current executive officers or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE – FISCAL 2006, 2007 AND 2008

     The following table provides information on compensation paid or earned for services to us and our subsidiaries during the years ended December 31, 2006, 2007 and 2008 performed by the individual who served as principal executive officer, the individual who served as principal financial officer, and the other three most highly compensated executive officers (collectively, the “Named Executive Officers”).

Non-
Equity
						Incentive	All Other
				Stock	Option	Plan	Compen-
Name and Principal			Bonus	Awards	Awards	Compen-	sation	Total
Position	Year	Salary ($)	($)	($) (1)	($) (1)	sation ($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Richard K. Matros COB/CEO	2008 2007 2006	870,833 892,308 757,692 (2)	- - 200,000	500,004 460,625 236,764	512,314 328,746 223,756	511,875 824,500 834,375	5,548 (3) 7,891 7,857	2,400,574 2,514,070 2,260,444
William Mathies President-SunBridge	2008 2007 2006	588,459 513,462 446,373	- - -	306,928 259,568 175,166	211,662 115,121 85,791	292,500 509,250 500,625	2,444 (4) 7,308 6,466	1,401,993 1,404,709 1,214,421
L. Bryan Shaul EVP/CFO	2008 2007 2006	458,462 445,385 417,693	- - -	244,282 161,218 78,249	251,515 217,006 171,978	224,250 436,500 467,250	8,194 (5) 12,509 18,023	1,186,703 1,272,618 1,153,193
Michael Newman EVP/General Counsel	2008 2007 2006	316,376 294,646 283,423	- - -	204,680 123,743 43,111	120,868 86,359 41,331	156,004 246,012 249,375	28,890 (6) 28,889 24,393	826,818 779,649 641,633
Richard L. Peranton President-CareerStaff (7)	2008	311,846	-	85,426	66,471	216,120	7,426 (8)	687,289
_____________
(1)
The amounts reported in Columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to the respective years listed (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited in 2008.  Detailed information about the amount recognized for specific awards is reported in the table under “Outstanding Equity Awards at Fiscal-Year End” below. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 12 - “Capital Stock” to Sun’s Consolidated Financial Statements as set forth in our Annual Report on Form 10-K for 2008 filed with the SEC and incorporated herein by reference.  For information about the stock awards and option awards granted to our Named Executive Officers for 2008, please see the discussion under “Grants of Plan-Based Awards” below.

(2)	Includes a $50,000 increase in salary that was paid in 2007 for Mr. Matros’ services in 2006 pursuant to his employment agreement and as a result of Sun’s achievement of performance targets.

(3)	Consists of company paid life insurance premiums of $4,516, as well as a taxable benefit of $1,032 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(4)
Consists of a 401(k) company matching contribution in the amount of $606, company paid life insurance premiums of $1,478 and a taxable benefit of $360 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(5)
Consists of a 401(k) company matching contribution in the amount of $354, company paid life insurance premiums of $6,256 and a taxable benefit of $1,584 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(6)
Consists of a 401(k) company matching contribution in the amount of $3,450, company paid life insurance premiums of $4,475, a taxable benefit of $1,584 for an employer provided life insurance policy that exceeds $50,000 of coverage and company paid medical premiums of $19,381.

(7)	Mr. Peranton first became a Named Executive Officer for fiscal 2008.

(8)
Consists of a 401(k) company matching contribution in the amount of $2,875, company paid life insurance premiums of $3,519 and a taxable benefit of $1,032 for an employer provided life insurance policy that exceeds $50,000 of coverage.

Compensation of Named Executive Officers

     The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2006, 2007 and 2008.  The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, long-term equity incentives consisting of nonqualified stock options and restricted stock units, and a performance-based annual incentive bonus.  Named Executive Officers also earned the other benefits reported in the “All Other Compensation” column of the Summary Compensation Table.

     The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow.  The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock options and stock unit awards granted in 2008, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2008.  The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Description of Employment Agreements - Salary and Incentive Bonus Payments

     We entered into amended and restated employment agreements with Mr. Matros, Mr. Mathies, Mr. Shaul and Mr. Newman and an Amended and Restated Severance Benefit Agreement with Mr. Peranton on December 17, 2008.  The sole purpose of the amendments was to conform each agreement to the requirements of IRC Sections 162(m) and 409A.  These amendments did not increase the intended benefits to the executives under these agreements. Mr. Peranton is also a participant in the CareerStaff 2008 President Incentive Plan.  Certain of the terms of these agreements are briefly described below.  Provisions of these agreements relating to current salaries, outstanding annual and long-term incentive awards and post-termination of employment benefits are discussed above in the section entitled “Compensation Discussion and Analysis” and below in other applicable sections of this Proxy Statement.

Richard K. Matros.  The term of the employment agreement with Mr. Matros (the “Matros Agreement”) was automatically extended for one year on March 27, 2009 until March 27, 2010, and will automatically extend for additional one-year terms thereafter unless either party provides notice that the term will not be extended.  The Matros Agreement provides for an annual base salary (originally $750,000) that is subject to annual merit increases and an incentive bonus pursuant to the Bonus Plan.  The agreement also provides that Mr. Matros is entitled to participate in Sun’s usual benefit and paid time off programs for its senior executives and to be reimbursed for his business expenses.

L. Bryan Shaul.  The employment agreement with Mr. Shaul, which does not have a specified termination date, provides for an annual base salary (originally $400,000) that is subject to annual merit increases and an incentive bonus pursuant to the Bonus Plan.  The agreement also provides that Mr. Shaul is entitled to participate in Sun’s usual benefit programs for its senior executives, to accrue not less than 160 hours paid time off per year and to be reimbursed for his business expenses.

William A. Mathies.  The employment agreement with Mr. Mathies, which does not have a specified termination date, provides for an annual base salary (originally $400,000) that is subject to annual merit increases and an incentive bonus pursuant to the Bonus Plan.  The agreement also provides that Mr. Mathies is entitled to participate in Sun’s usual benefit programs for its senior executives, to accrue not less than 160 hours paid time off per year and to be reimbursed for his business expenses.

Michael Newman.  The employment agreement with Mr. Newman, which does not have a specified termination date, provides for an annual base salary (originally $280,000) that is subject to annual merit increases and an incentive bonus pursuant to the Bonus Plan.  The agreement also provides that Mr.

Newman is entitled to participate in Sun’s usual benefit programs for its senior executives, to accrue not less than 160 hours paid time off per year, to be reimbursed for his business expenses, and to be reimbursed for his health care insurance premiums.

GRANTS OF PLAN-BASED AWARDS - FISCAL 2008

     The following table sets forth certain information concerning individual grants of equity and non-equity awards made to each of the Named Executive Officers during the year ended December 31, 2008.  Each of these awards was granted under our 2004 Plan.

Name	Grant Date	Estimated possible payouts under Non-Equity Incentive Plan Awards(1)			All other stock awards; number of shares of stock or units (#)	All other option awards; Number of securities under-lying options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Thresh- old ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Mr. Matros	3/17/08 3/17/08 3/17/08	157,500 - -	787,500 - -	1,382,500 - -	- 30,000 |-	- - 200,000	- - 12.47	- 374,100 1,148,000
Mr. Mathies	3/17/08 3/17/08 3/17/08	90,000 - -	450,000 - -	786,000 - -	- 30,000 -	- - 100,000	- - 12.47	- 374,100 574,000
Mr. Shaul	3/17/08 3/17/08 3/17/08	69,000 - -	345,000 - -	602,600 - -	- 25,392 -	- - 25,392	- - 12.47	- 316,638 145,750
Mr. Newman	3/17/08 3/17/08 3/17/08	48,000 - -	240,000 - -	419,200 - -	- 25,392 -	- - 25,392	- - 12.47	- 316,638 145,750
Mr. Peranton	3/17/08 3/17/08 3/17/08	37,200 - -	186,000 - -	325,500 - -	- 9,064 -	- - 9,064	- - 12.47	- 113,028 52,027
_________________
(1)
 These columns reflect the possible payment amounts under performance-based cash incentive awards granted for 2008 to the Named Executive Officers, as described above under “Compensation Discussion and Analysis”.  The amounts actually awarded to these executives for 2008 are reported above in the Summary Compensation Table as “Non-Equity Incentive Plan Awards.”

(2)	All options were granted at an exercise price equal to the fair market value of our common stock on the option grant date.

(3)
The amounts reported in Column (i) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Sun’s financial statements.  For the assumptions and methodologies used to value the awards reported in Column (i), please see footnote (1) to the Summary Compensation Table.

Description of Equity-Based Awards

     Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan.  The 2004 Plan is administered by the Compensation Committee.  The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plans.  This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied.  Unless otherwise provided by the Compensation Committee, awards granted under the 2004 Plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death.

     Under the terms of the 2004 Plan, each award outstanding under the plan at the time of a change in control of Sun will become fully vested and, in the case of options, exercisable upon the change in control.  Each such award will be subject to the terms of any agreement effecting the change in control.

Options.

     Each option reported in Column (g) of the Grants of Plan-Based Awards Table was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date.  For these purposes, and in accordance with the terms of the 2004 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.  Each option granted to our Named Executive Officers in 2008 was subject to a four-year vesting schedule, with 25% of the option vesting on each of the first four anniversaries of the grant date.  If a Named Executive Officer’s employment terminates due to a termination by us for cause or by the executive without good reason (as these terms are defined in the Named Executive Officer’s employment agreement), the unvested portion of the options will immediately terminate.  If the Named Executive Officer’s employment is terminated by us without cause or by the executive for good reason, the portion of the option that had not vested as of the date the executive’s employment terminated will immediately vest and become exercisable.

     Once vested, each option will generally remain exercisable until its normal expiration date.  Each of the options granted to our Named Executive Officers in 2008 has a term of seven years.  However, vested options may terminate earlier in connection with a termination of the officer’s employment or a change in control of Sun.  The options granted to Named Executive Officers during 2008 do not include any dividend rights.

Restricted Stock Units.

     Each stock award reported in Column (f) of the Grants of Plan-Based Awards Table represents an award of restricted stock units granted to our Named Executive Officers for 2008.  Each restricted stock unit represents a contractual right to receive one share of our common stock.  The units are subject to a four-year vesting schedule, with 25% of the units vesting on April 15, 2009 and an additional 25% of the units vesting on March 15 of 2010, 2011 and 2012.  If a Named Executive Officer’s employment terminates for any reason, the unvested stock units will immediately terminate.

     The Named Executive Officer does not have the right to vote or dispose of the restricted stock units until they have vested and they are paid in shares of common stock to the Named Executive Officer but does have the right to receive cash payments (or, in our discretion, to be credited with additional restricted stock units based on value of our common stock on the crediting date) as dividend equivalents based on the amount of dividends (if any) paid by Sun during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted stock units then subject to the award.  Such payments would be made at the same time the related dividends are paid to Sun’s stockholders generally.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2008

     The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2008, including the vesting dates for the portions of these awards that had not vested as of that date.  This table also includes the amounts recognized for each of these awards for financial reporting purposes for 2008 as reflected in the Summary Compensation Table above.  For purposes of clarity, awards that were not outstanding as of December 31, 2008 but that were recognized for financial reporting purposes for 2008 have also been included in the table below.  Additional information on these awards is presented in the table under “Option Exercises and Stock Vested-Fiscal 2008” below.

	Stock Options						Stock Awards
Name	Option Grant Date	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Allo- cable Finan- cial Charge Recog- nized for 2008 ($)	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Allo- cable Finan- cial Charge Recog- nized for 2008 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Mr. Matros	5/19/04	79,900	--	6.85	5/18/11	37,287	--	--	--	--
	5/19/05	54,653	18,217(2)	7.05	5/18/12	74,329	--	--	--	--
	5/31/06	28,418	28,417(3)	8.21	5/30/13	62,378	--	--	--	--
	3/15/07	19,504	58,512(4)	12.36	3/14/14	123,070	--	--	--	--
	3/17/08	--	200,000(5)	12.47	3/14/15	215,250	--	--	--	--
	--	--	--	--	--	--	1/22/04	-- (6)	--	--
	--	--	--	--	--	--	5/19/04	-- (7)	--	14,979
	--	--	--	--	--	--	5/19/05	7,807 (2)	69,092	57,156
	--	--	--	--	--	--	5/31/06	28,417 (8)	251,490	116,656
	--	--	--	--	--	--	3/15/07	58,512 (4)	517,831	241,069
	--	--	--	--	--	--	3/17/08	30,000(10)	265,500	70,144
Totals		182,475	305,146			512,314		124,736	1,103,913	500,004
Mr. Mathies	5/19/04	27,960	--	6.85	5/18/11	13,050	--	--	--	--
	5/19/05	19,142	6,380(2)	7.05	5/18/12	26,034	--	--	--	--
	5/31/06	9,953	9,953(3)	8.21	5/30/13	21,849	--	--	--	--
	3/15/07	6,831	20,493(4)	12.36	3/14/14	43,104	--	--	--	--
	3/17/08	--	100,000(5)	12.47	3/14/15	107,625	--	--	--	--
	--	--	--	--	--	--	1/22/04	-- (6)	--	3,196
	--	--	--	--	--	--	5/19/04	-- (7)	--	5,261
	--	--	--	--	--	--	5/19/05	2,734 (2)	24,196	20,018
	--	--	--	--	--	--	10/18/05	10,481(9)	92,757	83,017
	--	--	--	--	--	--	5/31/06	9,953 (8)	88,084	40,861
	--	--	--	--	--	--	3/15/07	20,493 (4)	181,363	84,431
	--	--	--	--	--	--	3/17/08	30,000(10)	265,500	70,144
Totals		63,886	136,826			211,662		73,661	651,900	306,928
Mr. Shaul	2/14/05	120,000	30,000	7.41	2/13/12	133,200	--	--	--	--
	5/19/05	19,142	6,380 (2)	7.05	5/18/12	26,034	--	--	--	--
	5/31/06	9,953	9,953 (3)	8.21	5/30/13	21,849	--	--	--	--
	3/15/07	6,831	20,493 (4)	12.36	3/14/14	43,104	--	--	--	--
	3/17/08	--	25,392 (5)	12.47	3/14/15	27,328	--	--	--	--
	--	--	--	--	--	--	2/14/05	5,000(11)	44,250	39,602
	--	--	--	--	--	--	5/19/05	2,734 (2)	24,196	20,018
	--	--	--	--	--	--	5/31/06	9,953 (8)	88,084	40,861
	--	--	--	--	--	--	3/15/07	20,493 (4)	181,363	84,431
	--	--	--	--	--	--	3/17/08	25,392(10)	224,719	59,370
Totals		155,926	92,218			251,515		63,572	562,612	244,282

	Stock Options						Stock Awards
Name	Option Grant Date	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Allo- cable Finan- cial Charge Recog- nized for 2007 ($)	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Allo- cable Finan- cial Charge Recog- nized for 2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Mr. Newman	5/19/05	17,142	6,380 (2)	7.05	5/18/12	28,587	--	--	--	--
	5/31/06	9,953	9,953 (3)	8.21	5/30/13	21,849	--	--	--	--
	3/15/07	6,831	20,493 (4)	12.36	3/14/14	43,104	--	--	--	--
	3/17/08	--	25,392 (5)	12.47	3/14/15	27,328	--	--	--	--
	--	--	--	--	--	--	5/19/05	2,734 (2)	24,196	20,018
	--	--	--	--	--	--	5/31/06	9,953 (8)	88,084	40,861
	--	--	--	--	--	--	3/15/07	20,493 (4)	181,363	84,431
	--	--	--	--	--	--	3/17/08	25,392(10)	224,719	59,370
Totals		33,926	62,218			120,868		58,572	518,362	204,680
Mr. Peranton	11/1/04	2,477	--	7.85	11/1/11	10,077	--	--	--	--
	12/3/04	4,916	--	7.71	2/27/09	10,795	--	--	--	--
	5/19/05	6,733	2,259 (2)	7.05	5/18/12	9,217	--	--	--	--
	5/31/06	--	4,934 (3)	8.21	5/30/13	10,830	--	--	--	--
	3/15/07	--	7,512 (4)	12.36	3/14/14	15,800	--	--	--	--
	3/17/08	--	9,064 (5)	12.47	3/14/15	9,752	--	--	--	--
	--	--	--	--	--	--	11/1/04	--	--	5,940
	--	--	--	--	--	--	5/19/05	968 (2)	8,567	7,088
	--	--	--	--	--	--	5/31/06	4,934 (8)	43,666	20,262
	--	--	--	--	--	--	3/15/07	7,512 (4)	66,481	30,949
	--	--	--	--	--	--	3/17/08	9,064(10)	80,216	21,187
Totals		14,126	23,769		--	66,471		22,478	198,930	85,426
__________________

(1)
The dollar amounts shown in Column (j) are determined by multiplying the number of shares or units reported in Column (i) by $8.85 (the closing price of our common stock on the last trading day of 2008).

(2)	The unvested portion of this award is scheduled to vest on May 19, 2009.

(3)	The unvested portions of these awards are scheduled to vest in two installments on May 31, 2009 and 2010.

(4)	An unvested portion of these awards vested on March 15, 2009; the remaining unvested portions are scheduled to vest in two installments on March 15, 2010 and 2011.

(5)	An unvested portion of these awards vested on March 15, 2009; the remaining unvested portions are scheduled to vest in three installments on March 15, 2010, 2011 and 2012.

(6)	The unvested portions of these awards vested on January 22, 2008 as follows: Mr. Matros, 5,114; and Mr. Mathies, 3,409.

(7)	The unvested portions of these awards are scheduled to vest on May 19, 2009 as follows: Mr. Matros, 6,050; and Mr. Mathies, 2,125.

(8)	The unvested portions of these awards are scheduled to vest in two installments on May 31, 2009 and 2010.

(9)	The unvested portion of this award is scheduled to vest on October 18, 2009

(10)	The unvested portions of these awards are scheduled to vest in four installments on April 15, 2009 and March 15, 2010, 2011 and 2012.

(11)	The unvested portion of this award vested on February 14, 2009.

OPTION EXERCISES AND STOCK VESTED – FISCAL 2008

     The following table provides information concerning shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2008 by each of the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (1) (#)	Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting ($)(3)
Mr. Matros	150,000	823,500	52,684	743,844
Mr. Mathies	100,000	612,000	30,558	426,395
Mr. Shaul	-	-	19,542(4)	278,933(4)
Mr. Newman	2,000	11,660	14,542	198,383
Mr. Peranton	10,000	76,742	6,689	90,624
__________________
(1)
The number of shares shown is the number of shares for which the options were exercised or stock awards that vested, as applicable, and does not reflect actual shares issued if shares were withheld to pay taxes arising at the time of such exercise or vesting.

(2)
The dollar amounts in this column are determined by multiplying the number of options exercised by the difference between the option exercise price and the per-share closing price of our common stock on the exercise date.

(3)	The dollar amounts in this column are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(4)	Mr. Shaul has deferred the receipt of 7,735 of these shares (with a value of $119,763 on the date of vesting) to the date of his termination of employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with Sun and/or a change in control of Sun.  These benefits are provided under the Named Executive Officers’ employment agreements, which are described above under “Description of Employment Agreements - Salary and Incentive Bonus Payments” or, in the case of Mr. Peranton, a severance benefit agreement.  In each case, payment of the severance and other benefits described below is contingent on the executive’s execution of a release of claims in favor of Sun on termination of his employment.  In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of Sun under the terms of our 2004 Plan as noted under “Grants of Plan-Based Awards – Fiscal 2008” above.

     Severance Benefits - Termination of Employment.  In the event the Named Executive Officer employment is terminated by Sun without “cause” or by the executive for “good reason” (as those terms are defined in the executive’s employment agreement), the executive will be entitled to a lump sum severance payment equal to the executive’s annual base salary then in effect multiplied by a severance multiplier.  In the case of Mr. Matros, the severance multiplier is two (or, if greater, the number of years, including fractional years, remaining in the term of his employment agreement); in the case of Messrs. Shaul and Mathies, the severance multiplier is two; and in the case of Mr. Newman and Mr. Peranton, the severance multiplier is one.  The executive and his family members will also be entitled to continued coverage under Sun’s health plans for one year (or, in the case of Mr. Matros, two years) following the date of termination (subject to earlier termination if the executive becomes eligible to be covered under another employer’s health plan).  In addition, the executives (other than Mr. Peranton) will be entitled to a bonus payment for the year in which the termination occurs.  For Messrs. Matros and Newman, the bonus will be prorated for the period the executive is employed with Sun; for Messrs. Shaul and Mathies, the bonus will be determined based on the executive’s bonus for the preceding year.

     Severance Benefits - Termination of Employment in Connection with Change in Control.  In the event the Named Executive Officer’s employment is terminated by Sun without cause or by the executive for good reason within 24 months (12 months in the case of Mr. Peranton) following a change in control of Sun (as defined in the applicable employment agreement or severance benefit agreement) or, in the case of Mr. Matros, Mr. Mathies and Mr. Peranton, a termination by Sun without cause in the six-month period preceding a change in control, the Named Executive Officers will be entitled to the severance benefits described above except that the severance multiplier will be three in the case of Mr. Matros and Mr. Mathies and two in the case of Mr. Newman.  The severance multiplier would still be two for Mr. Shaul and one for Mr. Peranton under these circumstances.  In the event that the Named Executive Officer’s benefits in connection with a change in control are subject to the excise tax imposed under IRC Section 280G (“Section 280G”), Sun will make an additional payment to the officer (other than Mr. Peranton) so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due (a “gross-up payment”).

     Severance Benefits - Death or Disability.  In the event the Named Executive Officer’s employment with Sun terminates due to his death or disability, the executive (other than Mr. Peranton) would be entitled to a prorated bonus for the year in which the termination occurs.

     Restrictive Covenants.  The employment agreements and Mr. Peranton’s severance benefit agreement include the executive’s agreement that he will not to disclose any confidential information of Sun at any time during or after his employment with Sun.  In addition, such officers have agreed that, for a period of two years (or, in the case of Mr. Mathies and Mr. Peranton, one year) following a termination of his employment with Sun, he will not solicit Sun’s employees or customers or materially interfere with any of Sun’s business relationships.  Each agreement also includes mutual non-disparagement covenants by the Named Executive Officer and Sun.

     The following table provides information concerning the potential severance payments that would be made to the Named Executive Officers upon an involuntary termination of their employment with us.  As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of Sun) occurred on December 31, 2008.  (In each case, if the Named Executive Officer’s employment with Sun terminated on December 31, 2008, the full amount of his bonus for the 2008 fiscal year would be paid, so the pro-rata bonus provision would not apply.)

Name	Involuntary Termination of Employment				Involuntary Termination of Employment in Connection with a Change in Control
	Cash Severance (1) ($)	Equity Acceleration Value (2)($)	Health Benefits ($)	Total ($)	Cash Severance (1) ($)	Equity Acceleration Value (2)(3)($)	Health Benefits ($)	Total (4)($)
Mr. Matros	2,261,875	50,977	46,904	2,359,756	3,136,875	1,154,891	46,904	4,338,670
Mr. Mathies	1,492,500	17,854	15,460	1,525,814	2,092,500	669,754	15,460	2,777,714
Mr. Shaul	1,144,250	105,304	22,273	1,271,827	1,144,250	623,666	22,273	1,790,189
Mr. Newman	476,004	17,854	32,826	526,684	796,004	536,216	32,826	1,365,046
Mr. Peranton	310,000	7,224	16,544	333,768	310,000	206,154	16,544	532,698
__________________
(1)	Includes a multiple of the Named Executive Officer’s base salary as in effect on December 31, 2008 and a bonus payment as calculated above under “Severance Benefits - Termination of Employment”.

(2)	Based upon the closing price of our common stock ($8.85) on December 31, 2008.

(3)
In the event of a change of control, the Named Executive Officers would generally recognize their listed equity acceleration values under the terms of Sun’s equity plans regardless of whether their employment is terminated.

(4)
We estimate that no gross-up payments would be owing to the Named Executive Officers under these circumstances.  However, in determining whether any gross-up payment would be owing to a Named Executive Officer as a result of the excise tax imposed under Section 280G, we assumed that the Named Executive Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control.  The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

DIRECTOR COMPENSATION – FISCAL 2008

     The following table presents information regarding the compensation paid for 2008 to members of our Board of Directors who are not also our employees (“Non-Employee Directors”). The compensation paid to Mr. Matros, who is also one of our employees, is presented above in the Summary Compensation Table and the related tables. Mr. Matros is generally not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)	Total ($)
Gregory S. Anderson	70,750	125,575	29,468	225,793
Tony M. Astorga	66,250	115,675	29,468	211,393
Christian K. Bement	74,250(4)	115,675	29,468	219,393
Michael J. Foster	54,250	114,743	26,253	195,246
Barbara B. Kennelly	59,750(4)	114,743	25,952	200,445
Steven M. Looney	64,250	115,675	29,468	209,393
Milton J. Walters	74,250	125,575	29,468	229,293
____________
(1)
The amounts reported in these columns reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions).  No stock awards or option awards granted to Non-Employee Directors were forfeited during 2008.  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 12 – “Capital Stock” to Sun’s Consolidated Financial Statements as set forth in our Annual Report on Form 10-K filed with the SEC and incorporated herein by reference, a copy of which was delivered together with this Proxy Statement.

(2)	The number of outstanding and unexercised option options and the number of unvested stock units held by each of our Non-Employee Directors as of December 31, 2008 are shown below:

Director	Number of Shares Subject to Outstanding Options as of 12/31/08		Number of Unvested Restricted Stock Units as of 12/31/08
	Exercisable	Unexercisable
Gregory S. Anderson	27,344	10,680	19,923
Tony M. Astorga	17,344	10,680	17,423
Christian K. Bement	17,344	10,680	17,423
Michael J. Foster	9,994	10,680	17,423
Barbara B. Kennelly	9,994	10,680	17,423
Steven M. Looney	17,344	10,680	17,423
Milton J. Walters	27,344	10,680	19,923

(3)	Each director received a grant of 7,698 restricted stock unit awards on March 18, 2008 with a grant date fair value of $95,994, as determined under FAS123R.

(4)
Mr. Bement and Ms. Kennelly elected to receive stock units in lieu of fees during the third and fourth quarters of 2008.  Accordingly, Mr. Bement and Ms. Kennelly received 682 units and 596 units, respectively, on September 30, 2008 and 1,129 units and 988 units, respectively, on December 31, 2008 in lieu of their cash fees for these quarters.  However, their fees are reported as though they had been paid in cash and not converted to units.

     Director Compensation.  Each Non-Employee Director is entitled to receive:  (i) an annual fee of $35,000, payable in four equal quarterly installments, (ii) $1,750 for each Board of Directors or Committee meeting attended in person, (iii) for each additional Committee meeting attended in person on the same date, $1,500 for Audit or Compliance Committee meetings, and $1,000 for Compensation or Nominating and Governance Committee meetings, and (iv) $1,000 for any Board or Committee meetings attended by telephone.  Each Chairperson of a Committee of the Board of Directors is entitled to receive an additional annual fee, payable in four equal quarterly installments, as follows:  $8,000 for Audit, $6,000 for Compliance, and $5,000 for each of Compensation, Nominating or Executive.

     The directors have the right to elect to receive their annual fees and chairperson fees in the form of restricted stock units in lieu of cash, which units would be issued as of the last day of the quarter in which the fees relate and the units would be valued as of the award date. In addition, each of the Non-Employee Directors is entitled to receive restricted stock units valued at $100,000 on the date of the award.  Each of these awards vests monthly over one year.

     Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sun’s Corporate Governance Guidelines require each Director to disclose to the Board any financial interest or personal interest that he or she has in any contract or transaction in which Sun or any of its subsidiaries is or proposes to be a party or has or may have an interest.  After such disclosure and responding to any questions the Board may have, the interested Director will act as recommended by the Board and, if the contract or transaction is to be voted on by the Board, the Director will abstain from voting on the matter.  The officers of Sun are subject to the Conflicts of Interest Policy set forth in Sun’s Human Resources Policy and Procedure Manual, which requires that actual or perceived conflicts of interest involving an employee or a family member of the employee be brought to the attention of an employee’s immediate supervisor.  The supervisor would then consider, in consultation with management and legal counsel as appropriate, whether to approve the transaction. In addition, the chief executive officer and the financial officers of Sun are subject to a Financial Code of Ethics which requires potential conflicts of interest to be reported to the employee’s immediate supervisor or to the Audit Committee.

     Pursuant to Sun’s Governance Guidelines and Financial Code of Ethics, Richard K. Matros, our chief executive officer and chairman of the Board, advised the Board, the Audit Committee and the Nominating and Governance Committee that he had been appointed as a member of the Advisory Committee of Aviv Asset Management, LLC (“Landlord”) in December 2008. The Company leases 11 centers from Landlord and made aggregate lease payments of $3.9 million to Landlord in fiscal 2008. The leases expire in 2016, and have renewal options that could extend the leases to between 2021 and 2031.  Mr. Matros also stated that he will not participate in any discussions or decisions regarding our matters with Landlord and that he has no ownership interest in Landlord.  The Committees and the Board did not consider Mr. Matros’ participation on the Landlord’s Advisory Committee to be a conflict of interest.

OTHER MATTERS

Additional Proposals for the 2009 Annual Meeting

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof and is voted upon, the persons named in the accompanying proxies will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment, and it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

Annual Report To Stockholders

          For stockholders who have requested a printed copy of the proxy materials, Sun is delivering one 2008 Annual Report and one Proxy Statement to each stockholder.  A copy of such Proxy Statement and Annual Report, as filed with the SEC, may be obtained without charge on Sun’s website at www.sunh.com. In addition, we will provide, without charge, a copy of our 2008 Annual Report (including the financial statements and the financial statement schedules) to any stockholder of record or beneficial owner of our common stock.  Requests can be made by writing to Investor Relations:  Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone request to (505) 468-2341.  Stockholders sharing an address can contact Sun at the above address and telephone number to request receiving multiple copies of the 2008 Annual Report and Proxy Statement or, if they currently are receiving multiple copies of Annual Reports or Proxy Statements, to request receiving only a single copy of the Annual Report or Proxy Statement. If a broker, bank or other nominee holds your shares of common stock, please contact your broker, bank or nominee directly if you have questions or require additional copies of this Proxy Statement or the 2008 Annual Report.

Stockholder Proposals and Nominations

     Sun anticipates holding its 2010 Annual Meeting of Stockholders in June 2010.  Any proposal of a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act that is intended to be presented at that meeting must be received by the Secretary of Sun on or before December 31, 2009 in order for such proposal to be considered for inclusion in Sun’s proxy statement and form of proxy for such meeting.

     In addition, under Sun’s Bylaws, stockholders desiring to nominate persons for election as directors or to bring proposals before the stockholders at the 2009 Annual Meeting (including from the floor if the stockholder did not comply with the deadline above for inclusion of proposals in Sun’s proxy materials) must notify the Secretary of Sun in writing no earlier than February 11, 2010 and no later than March 15, 2010.  Such notices must contain the specific information set forth in Section 1.12 of the Bylaws.

     Nominations and stockholder proposals, as well as requests for a copy of Sun’s Bylaws (which will be furnished to any stockholder without charge upon written request), should be directed to Michael T. Berg, Secretary, 18831 Von Karman, Suite 400, Irvine, California 92612.

By Order of the Board of Directors

Michael T. Berg
Secretary

April 20, 2009

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Exhibit A

SUN HEALTHCARE GROUP, INC.
2009 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (this “Plan”) of Sun Healthcare Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1
The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards.  The Board may delegate different levels of authority to different

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committees with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.  Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act).  To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2
Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

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(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3
Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be

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entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4
Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	5,200,000 shares of Common Stock, plus

(2)
the number of any shares subject to stock options and stock appreciation rights granted under the Corporation’s 2004 Equity Incentive Plan (the “2004 Plan”) and under the Corporation’s 2002 Non-Employee Director Equity Incentive Plan (the “Director Plan”) and outstanding on December 31, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus

(3)
1.25 times the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested on December 31, 2008 that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.25 shares for every one share actually issued in connection with such award.  (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 125 shares shall be charged against the Share Limit in connection with that award.)  For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.
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Awards granted under the 2004 Plan after December 31, 2008 and prior to the termination of award grant authority under that plan shall count against the Share Limit as though such awards had been granted under this Plan.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 5,200,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3
Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.  In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan).  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan).  To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.)  Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.  Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan.  Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.  The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

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4.4
Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).  No fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1
Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1 Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be seven (7) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option.  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to
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employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR.  The maximum term of a SAR shall be seven (7) years.

5.1.4 Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards.

5.2
Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”).  The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing.  Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based

7

compensation” under Section 162(m) of the Code.  Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator.  The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries.  The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion:  earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; cost containment or reduction; net sales growth; market share; net operating profit; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; planning accuracy (as measured by comparing planned results to actual results); measurably improving quality of care outcomes at company facilities; net sales; earnings before interest, taxes, depreciation, amortization (EBITDA); earnings before interest, taxes, depreciation, amortization, and rents (EBITDAR); operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Corporation; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); return on equity; return on assets; cash flow return on investment; gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation’s products (including with group purchasing organizations, distributors and other vendors); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities; factoring transactions; sales or licenses of the Corporation’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any combination thereof.  These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries.  To qualify awards as
8

performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.  The terms of the Performance-Based Award may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.  The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.  Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b).  The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1.  In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $3,000,000.  Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment.  Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion.  The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.
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5.3
Award Agreements.  Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.  The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.  The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4
Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5
Consideration for Common Stock or Awards.  The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase
10

price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6
Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the
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voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8
International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may

12

be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3
Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1
Adjustments.  Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances
13

pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2
Corporate Transactions - Assumption and Termination of Awards.  Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
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In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3
Other Acceleration Rules.  The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1
Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent

15

right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6   Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.  This Plan is effective as of March 27, 2009, the date of its approval by the Board (the “Effective Date”).  This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the
16

Effective Date.  Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date.  After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.  In addition, the no repricing provision included in Section 3.2 may not be amended without shareholder approval.

8.6.4 Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7
Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

            8.8             Governing Law; Construction; Severability.

8.8.1 Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.
17

8.8.2 Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)
Rule 16b-3.  It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)
Section 162(m).  Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award.  It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9
Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security.  Any shares that are delivered and

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any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

9. DEFINITIONS

Unless otherwise expressly provided in the applicable award agreement, the following terms shall have the meanings set forth in this Section 9 for purposes of awards granted hereunder to the extent any such terms are used with respect to such an award:

A “Change in Control” of the Corporation shall be deemed to have occurred if any of the following events occurs:

(i)
Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange

19

Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Corporation;

(ii)
A merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or surviving entity outstanding immediately after such merger or consolidation;

(iii)	A sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets;

(iv)
During any period of two (2) consecutive years (beginning on or after the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Corporation (“Chapter 11 Plan”), or a liquidation under the Bankruptcy Code constitute a Change in Control.  In addition, notwithstanding Sections 12(d)(1), 12(d)(2), 12(d)(3) and 12(d)(4) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Corporation continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Corporation, or any transaction undertaken for the purpose of reincorporating the Corporation under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Corporation’s capital stock.

“Disability” with respect to a participant means that the participant has experienced one of the following: (1) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

“Good Cause” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “for cause” termination has on the participant’s awards) any one of the following: (A) any criminal conviction of the participant under the laws of the United States or any state or other political subdivision thereof which, in the good faith determination of the Corporation renders the participant unsuitable as an employee or officer of the Corporation or any Subsidiary; (B) the participant’s continued failure to
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substantially perform the duties reasonably requested by the Corporation and commensurate with the participant’s position and within the participant’s control in such position (other than any such failure resulting from participant’s incapacity due to the participant’s Disability) after a written demand for substantial performance is delivered to the participant by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the participant has not substantially performed the participant’s duties, and which performance is not substantially corrected by the participant within ten (10) days of receipt of such demand; or (C) any material workplace misconduct or willful failure to comply with the Corporation’s general policies and procedures as they may exist from time to time by the Corporation which, in the good faith determination of the Corporation, renders the participant unsuitable as an employee or officer of Corporation.

“Good Reason” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “good reason” termination has on the participant’s awards) a resignation of the participant’s employment with the Corporation as a result of and within 60 days after the occurrence of any of the following without the participant’s written consent:  (A) a meaningful and detrimental reduction in the participant’s authority, duties or responsibilities, or a meaningful and detrimental change in the participant’s reporting responsibilities, as in effect immediately prior to the participant’s termination of employment; (B) a material reduction in the participant’s annual base salary as in effect immediately prior to the participant’s delivery of notice to the Corporation stating the basis of the participant’s allegation that “Good Reason” exists (the “Good Reason Notice”), a material reduction in the participant’s target annual bonus (expressed as a percentage of base salary), if any, as in effect immediately prior to the circumstances described in the Good Reason Notice, or a material failure to provide the participant with any other form of compensation or material employment benefit being provided to the participant immediately prior to the circumstances described in the Good Reason Notice (excluding however, any reduction in the amount of any annual bonus or the granting or withholding of incentive compensation (including without limitation options or restricted stock units) but including a material reduction to the target amount of the bonus as stated above); or (C) a relocation of the participant’s principal place of employment by more than fifty (50) miles (or the requirement that the participant be based at a different location), provided that such relocation results in a longer commute (measured by actual mileage) for the participant from his or her primary residence to such new location.  Notwithstanding the foregoing, for any of the foregoing circumstances to constitute “Good Reason” hereunder, (x) the participant must deliver the Good Reason Notice to the Corporation within 30 days of the date on which the circumstances creating “Good Reason” have first occurred, (y) such circumstances are not corrected by the Corporation in a manner that is reasonably satisfactory to the participant (including full retroactive correction with respect to any monetary matter) within 30 days of the Corporation’s receipt of the Good Reason Notice from the participant and, (z) the participant thereafter resigns his or her employment within the 60 day time period described above.

A “Separation from Service” shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.
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An “Unforeseeable Emergency” means a severe financial hardship to the participant resulting from (i) an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Section 152(a) of the Code without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof) of the participant, (ii) loss of the participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, all as determined by the Administrator in its sole discretion and in all events constituting an “unforeseeable emergency” within the meaning of Section 409A of the Code.

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SUN HEALTHCARE GROUP, INC.
ATTN: MIKE BERG
101 SUN AVENUE N.E.
ALBUQUERQUE, NM 87109

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors	For	Against	Abstain
1 Gregory S. Anderson	☐	☐	☐
2 Tony M. Astorga	☐	☐	☐
3 Christian K. Bement	☐	☐	☐
4 Michael J. Foster	☐	☐	☐
5 Barbara B. Kennelly	☐	☐	☐
6 Steven M. Looney	☐	☐	☐
7 Richard K. Matros	☐	☐	☐
8 Milton J. Walters	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000024826_1 R2.09.03.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

SUN HEALTHCARE GROUP, INC.
This proxy is solicited by shareholders
Annual meeting of the board of directors
6/10/2009 09:00:00

The shareholder(s) hereby appoint(s) Richard K. Matros and L. Bryan Shaul, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of SUN HEALTHCARE GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual meeting of shareholder(s) to be held at 09:00:00, EDT on 6/10/2009, at The Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000024826_2 R2.09.03.17